EXHIBIT 10.5

[FORM OF]

Performance Restricted Stock Unit Award

Granted by

Pathfinder Bancorp, Inc.

under the

Pathfinder Bancorp, Inc.
2024 Equity Incentive Plan

This performance restricted stock unit agreement (“Agreement”) is and will be subject in every respect to the provisions of the 2024 Equity Incentive Plan (the “Plan”) of Pathfinder Bancorp, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan and related prospectus have been provided or made available to each person granted a Performance Restricted Stock Unit (the “Performance RSU”) pursuant to the Plan.  The holder of this Performance RSU (the “Participant”) hereby accepts this Performance RSU, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee appointed to administer the Plan (the “Committee”) or the Board of Directors will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” will include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Name of Participant: ________________

2.	Date of Grant: ________________

3.	Target Number of Performance RSUs and Exhibit A: ________________
3.1
The total number of Performance RSUs to be issued may increase or decrease depending on whether the performance conditions are satisfied at the threshold, target or maximum levels as provided in Exhibit A attached to this Agreement.  The Committee shall determine the extent to which the performance goals have been achieved, and the level of achievement.  The Committee has the authority to extrapolate between the threshold, target and maximum levels earned.

3.2	Exhibit A sets forth the performance period and the performance goals.

4.
Vesting Schedule.  Except as otherwise provided in the Plan and this Agreement, this Performance RSU first becomes earned in accordance with the vesting schedule specified in Exhibit A.  The Participant must be employed as of the applicable vesting date to receive the number of shares calculated in accordance with this Agreement and Exhibit A.  The Performance RSUs that become vested under the Plan and this Agreement shall be paid to the Participant on the payment date specified in Exhibit A.

Vesting will automatically accelerate pursuant to Sections 2.7 and 4.1 of the Plan (in the event of death, Disability or an Involuntary Termination at or following a Change in Control).

5.	Grant of Performance RSUs. Each Performance RSU represents the right to receive one share of Common Stock on the date determined in accordance with this Agreement and the Plan.

6.	Terms and Conditions.
6.1
No dividends will be paid on any Performance RSU granted hereunder. However, in the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be assigned to the Performance RSU. A Dividend Equivalent Right, if any, will be paid at the same time as the shares of Stock or cash subject to the Performance RSU are distributed to the Participant and is otherwise subject to the same rights and restrictions as the underlying Performance RSU.

6.2	The Participant shall have no voting right with respect to any Performance RSU granted hereunder.

7.
Delivery of Shares.

Delivery of shares of Stock under this Performance RSU will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

8.	Effect of Termination of Service on Performance RSU. This Performance RSU will vest as follows upon a Termination of Service:
(i)
Death.  In the event of the Participant’s Termination of Service by reason of the Participant’s death, any unvested Performance RSUs subject to this Agreement will vest, pro-rata, by multiplying (i) the number of Awards that would be obtained based on achievement at target (or if actual achievement of the performance measures is greater than the target level, at the actual achievement level) as of the date of death, by (ii) a fraction, the numerator of which is the number of whole months the Participant was in Service during the performance period and the denominator of which is the number of months in the performance period.

(ii)
Disability.  In the event of the Participant’s Termination of Service by reason of Disability, any unvested Performance RSUs subject to this Agreement will vest, pro-rata, by multiplying (i) the number of Awards that would be obtained based on achievement at target (or if actual achievement of the performance measures is greater than the target level, at the actual achievement level) as of the date of Disability, by (ii) a fraction, the numerator of which is the number of whole months the Participant was in Service during the performance period and the denominator of which is the number of months in the performance period.

(iii)	Change in Control. In the event of the Participant’s Involuntary Termination of Service at or following a Change in Control, any unvested Performance RSUs

(iv)
shall vest at the greater of the target level of performance or actual performance measured as of the effective date of the change in control.

Termination for Cause.  In the event of the Participant’s Termination of Service for Cause, all Performance RSUs subject to this Agreement that have not vested will expire and be forfeited.

(v)
Other Termination.  In the event of the Participant’s Termination of Service for any reason other than due to death, Disability, or an Involuntary Termination at or following a Change in Control, all Performance RSUs subject to this Agreement that have not vested as of the date of the Termination of Service will expire and be forfeited.

9.	Miscellaneous.

9.1
This Performance RSU will not confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights, except as otherwise provided herein.

9.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.
9.3	The Performance RSUs subject to this Agreement are not transferable prior to the time the shares vest.
9.4	This Performance RSU will be governed by and construed in accordance with the laws of the State of New York.
9.5
This Performance RSU is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

9.6	This Performance RSU is subject to any required federal, state and local tax withholding that may be effected in the manner determined by the Company.
9.7
Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time, nor confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate.

9.8	This Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.
9.9	This Performance RSU is subject to forfeiture in accordance with Section 7.16 of the Plan or as otherwise authorized by the Company.

10.	Section 409A of the Code. It is the intention of the parties that the provisions of this Agreement comply with the requirements of Section 409A of the Code and Treasury Regulations thereunder.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this document to be executed in its name and on its behalf as of the date of grant of this Performance RSU set forth above.
PATHFINDER BANCORP, INC.
By: ___________________________
Its: ___________________________

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Performance RSU and agrees to the terms and conditions hereof, including the terms and provisions of the Plan.  The undersigned hereby acknowledges receipt of a copy of the Plan and related prospectus.

PARTICIPANT

 _____________________________

EXHIBIT A
PERFORMANCE CRITERIA